The George Putnam Fund of Boston, Semiannual Report, 1/31/06


Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006 Putnam Management has
assumed $45,470 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).


72DD1 (000s omitted)			Class A	55,172
					Class B	10,638
					Class C	   967

72DD2 (000s omitted)			Class M	 2,961
					Class R	    12
					Class Y	11,471


73A1					Class A	0.301
					Class B	0.229
					Class C	0.233

73A2					Class M	0.255
					Class R	0.279
					Class Y	0.325

74U1	(000s omitted)			Class A	180,534
					Class B	 43,617
					Class C	  4,172

74U2	(000s omitted)			Class M	 11,388
					Class R	     51
					Class Y	 29,048

74V1					Class A	18.21
					Class B	18.02
					Class C	18.10

74V2					Class M	18.03
					Class R	18.17
					Class Y	18.26

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.